BDO Dunwoody LLP
Chartered Accountants

And Advisors

Royal Bank Plaza
P.O. Box 32

Toronto  Ontario  Canada  M5J 2J8
Telephone: (416) 865-0200
Telefax: (416) 865-0887

www.bdo.ca

Consent of Independent Registered Public Accounting Firm

Gentor Resources Inc.

Virginia City, Montana

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 2006, relating to the financial statements of Gentor Resources Inc which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario

September 19, 2006